UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OCCAM NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

TO 10:00 AM PACIFIC TIME ON AUGUST 14, 2006 AT

77 ROBIN HILL ROAD, SANTA BARBARA, CALIFORNIA 93117

To our stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Occam Networks, Inc., a Delaware corporation, previously scheduled for Wednesday, July 26, 2006, at 8:00 am CDT, at the Four Seasons Hotel located at 120 East Delaware Place, Chicago, Illinois, has been adjourned and rescheduled for Monday August 14, 2006 at 10:00 am Pacific Time at the Company’s principal offices located at 77 Robin Hill Road, Santa Barbara, California 93117. The meeting was adjourned and rescheduled because there were insufficient stockholders present in person or represented by proxy to constitute a quorum on the originally scheduled meeting date.

A proxy statement, dated July 6, 2006 (the “Proxy Statement”), was mailed to you in connection with the 2006 annual meeting of stockholders of Occam Networks, Inc. (the “Annual Meeting”). Mailing of the Proxy Statement commenced on July 6, 2006. As described above, the Annual Meeting was adjourned on July 26, 2006 and will reconvene on August 14, 2006. This notice supplements and amends the Proxy Statement solely with respect to the date, time and place of the Annual Meeting. Matters to be acted upon at the reconvened meeting remain as described in the Proxy Statement.

All stockholders are cordially invited to attend the rescheduled meeting in person. Whether or not you plan to attend, all stockholders who have not yet voted are strongly encouraged to vote immediately. Stockholders may vote by completing and returning their proxy card in accordance with the instructions included with the Proxy Statement, or by attending the Annual Meeting in person. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

Sincerely,

ROBERT L. HOWARD-ANDERSON

President and Chief Executive Officer

Santa Barbara, California

July 31, 2006

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY ACCORDING TO THE INSTRUCTIONS SET OUT ON THE PROXY CARD.